Exhibit 99.1

For additional information, contact:
Richard D. Callicutt II
President and Chief Executive Officer
David B. Spencer
Senior Executive Vice President and
Chief Financial Officer
(336) 869-9200

BNC BANCORP COMPLETES MERGER WITH
HIGH POINT BANK CORPORATION

High Point, NC (November 1, 2016) - BNC Bancorp (“BNC,” NASDAQ: BNCN), the holding company for Bank of North Carolina d/b/a BNC Bank (the “Bank”), today announced the successful completion of its merger with High Point Bank Corporation (“HPTB”), the holding company for High Point Bank and Trust Company (“High Point Bank”), thereby expanding BNC’s presence in the Piedmont-Triad area of North Carolina.

BNC previously announced its plans to acquire HPTB and High Point Bank on November 16, 2015. High Point Bank operates 12 branches in High Point, Jamestown, Kernersville, Greensboro and Winston Salem, North Carolina. As of September 30, 2016, HPTB had total assets of $807.9 million, total loans of $476.1 million and deposits of $663.8 million.

Rick Callicutt, President and CEO of BNC, commented: “We are very pleased to complete the merger with HPTB. The opportunity to expand our franchise in High Point and the Triad will allow us to more fully take advantage of all of the opportunities within our existing markets. Combining our current team with the excellent team from HPTB will further set us apart as the bank for decisive and responsive financial solutions. We look forward to engaging both HPTB’s insurance and trust businesses as two new lines of business that we can advance across our three-state footprint and providing greater resources to our customers.”

Mark L. Williamson, President and Chief Executive Officer of HPTB, commented: “We are very excited about our combination with BNC, especially considering their successful track record and the opportunity to enhance our shareholders’ value. Our customers will continue to see the same friendly, local employees they have come to know and trust, and the Triad area will benefit from the increased resources brought to bear by the combined franchise.”

Troutman Sanders LLP provided legal counsel to BNC, while Banks Street Partners, LLC served as its financial advisor. Robinson, Bradshaw & Hinson, P.A. provided legal counsel to HPTB, while Sandler O’Neill + Partners LP served as its financial advisor.

ABOUT BNC BANCORP

Headquartered in High Point, NC, BNC Bancorp is the parent company of Bank of North Carolina d/b/a BNC Bank, a commercial bank with total assets of $7.5 billion following the acquisition of High Point Bank and Trust Company as of November 1, 2016. BNC Bank provides a complete line of banking and financial services to individuals and businesses through its 83 current banking offices in North Carolina, South Carolina and Virginia. BNC Bank is insured by the FDIC and is an equal housing lender. BNC Bancorp’s stock is traded and quoted in the NASDAQ Capital Market under the symbol “BNCN.” The Company’s website is www.bncbancorp.com.

FORWARD-LOOKING STATEMENTS

The press release contains forward-looking statements relating to the financial condition and business of BNC Bancorp and its subsidiary, Bank of North Carolina d/b/a BNC Bank. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of BNC Bancorp, and the information available to management at the time that this press release was prepared. Factors that could cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following that may diminish the expected benefits of the merger: (i) general economic or business conditions in North Carolina; (ii) greater than expected costs or difficulties related to the integration of High Point Bank; (iii) unexpected deposit attrition, customer loss or revenue loss following the merger with HPTB, and (iv) the failure to retain or hire key personnel. Additional factors affecting BNC Bancorp and Bank of North Carolina d/b/a BNC Bank are discussed in BNC Bancorp’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. You may review BNC’s SEC filings at www.sec.gov. BNC Bancorp does not undertake a duty to update any forward-looking statements made in this press release.